SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 13, 2010

HOME PROPERTIES, INC.
(Exact name of Registrant as specified in its Charter)

MARYLAND	1-13136 No.	16-1455126
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

850 Clinton Square, Rochester, New York 14604
 (Address of principal executive offices and internet site)

(585) 546-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HOME PROPERTIES, INC.

CURRENT REPORT
ON FORM 8-K

Item 5.02                      Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of Home Properties, Inc. voted to appoint Charles John (“Bud”) Koch to the Board of Directors, effective March 1, 2010.  A press release announcing his appointment is attached as Exhibit 99.

Mr. Koch will serve as an independent director and has been appointed to serve on the Audit Committee.  Upon joining the Board, Mr. Koch will receive the same compensation as is paid to other directors of the Company.

In connection with Mr. Koch’s appointment to the Board of Directors, Mr. Koch and the Company will enter into an Indemnification Agreement in substantially the same form as the Company has entered into with the other independent directors.

In connection with this appointment, the Board of Directors also changed the size of the Board to eleven directors.

Item 9.01                      Financial Statements and Exhibits

Exhibit 99                     Press Release of Home Properties, Inc. Dated February 18, 2010 (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME PROPERTIES, INC.
(Registrant)

Date:           February 18, 2010

By:           /s/ David P. Gardner
David P. Gardner
Executive Vice President and Chief Financial Officer